GUARANTY

This Guaranty (the “Guaranty”) is given as of February 12, 2008, by MANDALAY MEDIA, INC., a Delaware corporation (“Guarantor”) to VALUEACT SMALLCAP MASTER FUND, L.P. (“ValueAct”).

WHEREAS, Guarantor has entered into an Agreement and Plan of Merger dated as of December 31, 2007, by and among Guarantor, Twistbox Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Guarantor, Twistbox Entertainment, Inc. (the “Company”) and Adi McAbian and Spark Capital, L.P. as representatives of the stockholders of the Company, as the same may be amended from time to time (the “Merger Agreement”), pursuant to which Guarantor will acquire all of the capital stock of the Company;

WHEREAS, the Company is indebted to ValueAct in the original principal amount of $16,500,000 pursuant to a Senior Secured Note due January 30, 2010, dated July 30, 2007, as amended (the “Note”);

WHEREAS, each of ValueAct, Guarantor and the Company desire to amend the Note; and

WHEREAS, ValueAct is willing to enter into such amendment on the condition that the Guarantor enter into this Guaranty.

NOW, THEREFORE, the Guarantor, in consideration of the foregoing, agrees as follows:

1.  Guaranty. Subject to the other terms and the limitations contained in this Guaranty, the Guarantor does hereby guarantee to ValueAct the payment by the Company of up to $8,250,000 of principal (the “Guaranteed Amount”) under the Note in accordance in all material respects with the terms, conditions and limitations contained in the Note (the “Obligations”). In the event of a default in payment of the Obligations by the Company under the Note, upon receipt of written notice of such default from ValueAct (which notice shall specify the nature of such default and any dispute between ValueAct and the Company with respect thereto), the Guarantor shall forthwith pay the same, provided, however, that Guarantor may (or may cause the Company) to cure such default within a period of 5 business days after the date on which written notice specifying such default shall have been given by ValueAct to the Guarantor. The Guarantor’s obligations under this Guaranty shall be subject to the limitation that in no event shall the Guarantor be required to expend more than the Guaranteed Amount in the performance of its obligations under this Guaranty and in no event shall the Guarantor be required to expend any amount with respect to interest, fees, costs, expenses or other amounts.

2.  Scope and Duration of Guaranty. Subject to the limitations set forth herein, this Guaranty shall continue in full force and effect until the Company or the Guarantor shall have satisfactorily performed or fully discharged the Obligations. Further, this Guaranty (a) shall remain in full force and effect without regard to, and shall not be affected or impaired by any invalidity, irregularity or unenforceability in whole or in part of this Guaranty, and (b) shall be discharged only by complete performance of the undertakings contained herein (subject to the limitations set forth herein); provided, that the Guarantor shall have the full benefit of all defenses, setoffs, counterclaims, reductions, diminution or limitations of any Obligations available to the Company pursuant to or arising from the Note or otherwise.

3.  Waivers by Guarantor. The Guarantor hereby waives, as a condition precedent to the performance of its obligations hereunder, (a) notice of acceptance hereof, (b) any requirement that, after a default by the Company, ValueAct exhaust any right, power or remedy or proceed against the Company under the Note or any other agreement or instrument referred to therein, and (c) any defense arising by reason of disability, lack of authority or power. Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not affect the liability of the Guarantor hereunder:

(i) at any time or from time to time, without notice to the Guarantor, the time for any performance of or compliance with any of the Obligations shall be extended; or

(ii) any of the Obligations shall be modified, supplemented or amended in any respect in accordance with the terms of the Note. Notwithstanding anything contained herein to the contrary, no modification, supplement or amendment to the Note shall be made without the Guarantor’s prior written consent.

4.  Subrogation. The Guarantor hereby agrees that until the payment and discharge in full and/or waiver of performance of the Obligations, it shall not exercise any right or remedy arising by reason of the performance of any of its obligations under this Guaranty, whether by subrogation or otherwise, against the Company.

5.  Transfer of Guaranty. Upon written notice to the Guarantor, ValueAct may transfer its rights under this Guaranty to any party to whom it sells, transfers or otherwise disposes of all or any part of the Note.

6.  Miscellaneous.

6.1  Limitation. The Guarantor’s obligations under this Guaranty are to pay the Obligations of the Company under the Note (subject to the limitations set forth in this Guaranty) and no others. In no event shall the Guarantor be liable for any damages, direct or indirect, consequential, punitive or otherwise, as a result of the Company’s failure to perform any of its obligations under the Note. Guarantor’s liability shall be limited solely to actual and direct damages determined by a court of competent jurisdiction in a proceeding not subject to further appeal to have arisen primarily and directly as a result of Guarantor’s failure to perform its obligations under this Guaranty.

6.2  Governing Law. This Guaranty is to be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflicts of laws rules.

6.3  Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile transmission, as follows:

Guarantor:

Mandalay Media, Inc.
2121 Avenue of the Stars, Suite 2550
Los Angeles, California 90067
Attention: James Lefkowitz

with a copy to:

Kenneth R. Koch, Esq.
Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
666 Third Avenue
New York, New York 10017

ValueAct:

435 Pacific Avenue, 4th Fl.
San Francisco, CA 94133
Attention: Jimmy Price

Either the Guarantor or ValueAct may change its address for notices and other communications hereunder by notice to the other. Each such notice or other communication shall for all purposes of this Guaranty be treated as effective or having been given (i) when delivered if delivered personally, (ii) if sent by registered or certified mail, at the earlier of its receipt or three business days after registration or certification thereof, (iii) if sent by overnight courier, on the next business day after the same has been deposited with a nationally recognized courier service for next day delivery, or (iv) when sent by confirmed facsimile, on the day sent (if a business day) if sent during normal business hours of the recipient, and if not, then on the next business day.

6.4  Amendments and Waivers. No amendment, modification, termination or waiver of any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective absent the written agreement of the Guarantor and ValueAct.

6.5  Headings. Section and subsection headings contained in this Guaranty are inserted for convenience of reference only, shall not be deemed to be a part of this Guaranty for any purpose, and shall not in any way define or affect the meaning, construction or scope of any of the provisions hereof.

6.6  Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Guarantor has duly executed and delivered this Guaranty and ValueAct has executed its acceptance of this Guaranty effective as of the date first written above.

MANDALAY MEDIA, INC. By: /s/ Jay Wolf Name: Jay Wolf Title: Chief Financial Officer

Accepted:

VALUEACT SMALLCAP MASTER FUND, L.P., By VA Smallcap Partners, LLC, its General Partner By: /s/ David Lockwood Name: David Lockwood Title: Managing Member